                                                                           EXHIBIT 11

                                                       STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                              Three Months           Three Months
                                                                 Ended                 Ended
                                                             March 31, 2001         March 31, 2000

Net Income                                                 $          192,368               174,045
                                                            ==================    ==================

Weighted average shares outstanding
  for basic EPS computation                                           897,455               997,875

Reduction for common shares not yet
  released by Employee Stock Ownership Plan                          (67,449)              (80,937)
                                                            ------------------    ------------------

Total weighted average common shares
   outstanding for basic computation                                  830,006               916,938
                                                            ==================    ==================

Basic earnings per share                                                $0.23                 $0.19
                                                            ==================    ==================

Total weighted average common shares
  outstanding for basic computation                                   830,006               916,938

Common stock equivalents due to
  dilutive effect of stock options                                     17,195                 5,608
                                                            ------------------    ------------------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                                         847,201               922,546
                                                            ==================    ==================

Diluted earnings per share                                              $0.23                 $0.19
                                                            ==================    ==================